TIAA-CREF Life Funds
Form N-SAR for the period ended June 30, 2014


Item 77 Q1. Other Exhibits

Amendment to the Investment Advisory Agreement

On January 7, 2014, under Conformed Submission 485BPOS, accession number, 0000930413-14-000062, a copy of the Form of Amendment dated January 7, 2014
(the Amendment) to the Investment Advisory Agreement between Teachers Advisors, Inc. and the TIAA-CREF Life Funds (the Trust) was previously filed with the SEC as exhibit 99.D(13) to the Trust's Registration Statement.
This Amendment is incorporated herein by reference as an exhibit to Sub-Item 77Q1(e) of Form N-SAR.